SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2007

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	0-26121	31-1626393
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Item 7.01   Regulation FD Disclosure.

On August 14, 2007, LCNB Corp. and Sycamore National Bank jointly issued a press release announcing they have entered into an Affiliation Agreement under which Sycamore National Bank will merge into Lebanon’s Citizens National Bank, a wholly-owned subsidiary of LCNB, as further described in the press release.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.

Description

99.1

Press release dated August 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: August 14, 2007	By: /s/ Stephen P. Wilson
Stephen P. Wilson Chief Executive Officer

Exhibit 99.1

Press Release

August 14, 2007

For Immediate Release

LCNB CORP. AGREES TO ACQUIRE

SYCAMORE NATIONAL BANK

LEBANON, Ohio (August 14, 2007) – LCNB Corp. (OTCBB: LCNB), holding company for Lebanon Citizens National Bank, announced today that it has signed a definitive agreement to acquire Sycamore National Bank (Pink Sheet: SYOR) in a stock and cash transaction valued at approximately $9.7 million.  Sycamore operates two full –service branches in Cincinnati, Ohio and has assets of $50 million and deposits of $44 million.

Under the terms of the agreement, each share of Sycamore common stock will be exchanged for, at the election of each shareholder, $34.00 in cash, 2.462 shares of LCNB common stock, or a combination.  Based on the closing price for LCNB common stock as quoted on the Nasdaq Global Market of $ 13.95  on August 10, 2007, the parties currently value the stock consideration at $34.17 per share. A Sycamore shareholder’s election to receive cash or stock is subject to allocation procedures that will ensure that, in the aggregate, 50% of the shares of Sycamore common stock will be exchanged for cash and 50% will be exchanged for stock.

The transaction will increase total assets of LCNB to approximately $600 million and will provide greater growth opportunities for LCNB in the attractive Cincinnati market.  Subject to regulatory approvals and Sycamore shareholder approval, the transaction is anticipated to be completed near the end of 2007.  At that time, Sycamore offices will become branches of LCNB Bank, which will be the new name of the Lebanon Citizens National Bank.  The transaction is expected to be accretive to LCNB’s earnings in 2008.

Stephen P. Wilson, Chairman and CEO of LCNB Corp., stated, “We are very pleased to be expanding into the Cincinnati market with this transaction.  Sycamore has a proud history, having been established in 1880.  John Calhoun and his team have done an excellent job in building the bank to its current position.  Now as part of LCNB, we believe that Sycamore will be able to broaden its reach in serving consumers and businesses in the Cincinnati market.”  Wilson continued, “LCNB’s success over the decades has been built on providing excellent customer service.  We believe that we are large enough to provide the same products and services as the region’s large banks, but we are able to deliver a much more personalized degree of service.  We believe that our banking approach will be very well-received in Cincinnati.”

William A. Huddleson, Chairman of Sycamore National Bank, indicated that he couldn’t be happier about the proposed merger.  He stated that the merger will provide enormous opportunities for Sycamore’s customers, shareholders and employees.  He stated, “This is a merger of two quality banks with two high performance management teams.  It’s a win-win situation.”

John S. Calhoun, President and CEO of Sycamore, commented, “We are thrilled to be affiliating with an outstanding community bank such as LCNB.  We have long admired their steady financial performance, and we consider LCNB to be one of the best banks in Ohio.  From a customer standpoint, this transaction will be very beneficial.  Sycamore customers will have access to a greater array of products and services (including trust and insurance), and we will now have a significantly larger lending limit which will make us more competitive.”  Calhoun added that he and all of the customer contact people at Sycamore would be staying on, so that Sycamore customers would see no disruption in service.

LCNB is being advised by Stifel, Nicolaus & Company, Incorporated and Dinsmore & Shohl LLP.  Sycamore is being advised by Sandler O’Neill & Partners, L.P. and Frost Brown Todd LLC.

LCNB is a financial holding company headquartered in Lebanon, Ohio.  Through its subsidiaries, Lebanon Citizens National Bank (the “Bank”) and Dakin Insurance Agency, Inc., LCNB is engaged in the commercial banking and insurance agency businesses.  The Bank was founded in 1877.  The Bank operates from its main office and 20 branch offices (as well as 28 ATMs) in Warren, Butler, Clinton, Clermont and Hamilton Counties, Ohio, which are among the most appealing areas from a demographic standpoint in Ohio.  Additional information on LCNB may be found on its web site:  www.lcnb.com.

Sycamore National Bank is a Cincinnati-based commercial bank.  Established in 1880, Sycamore conducts its operations from two locations on Cincinnati’s west side, in Colerain Township and Green Township.  Additional information on Sycamore may be found on its web site:  www.sycamorenationalbank.com.

This communication shall not constitute an offer to sell or the solicitation of and offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the securities under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

LCNB will be filing a Registration Statement on Form S-4 concerning the merger with the SEC, which will include the proxy statement that will be mailed to Sycamore's shareholders.  WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Investors will be able to obtain the documents free of charge, when filed, at the SEC’s website, www.sec.gov.  In addition, documents filed with the SEC by LCNB will be available free of charge from the Secretary of LCNB.  INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.  Copies of all recent proxy statements and annual reports of LCNB are also available free of charge from LCNB by contacting the company secretary.

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “expect,” “believe,” “intend,” “plan,” “estimate,” “may,” “should,” “will likely result,” “will continue,” “is anticipated,” “estimate,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to and involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those indicated in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in forward looking statements: (1) the businesses of LCNB and Sycamore may not be combined successfully or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with the governmental approvals of the merger; (5) the shareholders of Sycamore may fail to approve the merger; (6) changes in general economic conditions, could affect the volume of loan originations, deposit flows and real estate values, credit quality trends; (7) changes in laws, regulations or policies by government or regulatory agencies could affect the banking industry, (8) fluctuations in interest rates could affect the banking industry, (9) change in the demand for loans in the market areas that LCNB and Sycamore conduct their respective business could affect profitability , and (10) competition from other financial services companies in LCNB’s and Sycamore’s markets could increase. These statements include, but are not limited to, statements about LCNB’s and Sycamore’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  LCNB and Sycamore caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  LCNB and Sycamore undertake no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.